AMENDMENT TO SECURITIES EXCHANGE AGREEMENT

This Amendment to Securities Exchange Agreement, dated as of February 18, 2012 (this “Amendment”), is by and between Compliance Systems Corporation, a Nevada corporation with its principal place of business at 780 New York Avenue - Suite A, Huntington, New York 11743 (“CSC”), and RDRD II Holding LLC, a Delaware limited liability company with its principal address at 220 West 42nd Street - 6th Floor, New York, New York 10036 (“RDRD”).

RECITALS

WHEREAS, RDRD and CSC entered into a Securities Exchange Agreement as of June 7, 2012 and amended such agreement by Amendment to Securities Exchange Agreement dated as of October 29, 2012 (collectively, the “Agreement”);

WHEREAS, RDRD and CSC desire to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy is hereby acknowledged, the parties to this Agreement do hereby agree as follows:

TERMS

1.       Definitions. Capitalized terms defined in this Amendment shall have the meanings set forth in this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

2.       Amendment. The Agreement is hereby amended to delete the following section in its entirety:

6.5. CSC Outstanding Debt. As of the Closing Date, CSC shall have no more than $350,000 in outstanding debt, including, without limitation, notes payable, accounts payable, accrued expenses, accrued officer’s compensation and loans payable to related parties to loans from shareholders, excluding the RDRD Advances (as such capitalized term is defined in section 9.1);

3.         This Amendment embodies the entire agreement between RDRD and CSC with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.

4.             Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Compliance Systems Corporation

By:	/s/ Barry M. Brookstein
Barry M. Brookstein, President

RDRD II Holding LLC

By:	/s/ Robert Kessler
Robert Kessler, Manager